Exhibit (p)

Form of Aetna Multi Strategy 1099 Fund Application

This Subscription Booklet is utilized for the private offering of shares of beneficial interests (the “Shares”) in the Aetna Multi Strategy 1099 Fund (the “Fund”). This Subscription Booklet may be used only by investors that are “accredited investors” within the meaning given to such term in Regulation D under the U.S. Securities Act of 1933, as amended (the “Securities Act”).

All Applications must be received FIVE BUSINESS DAYS before the end of the month for a subscription to be accepted.

ALL WIRED AMOUNTS must be received THREE BUSINESS days before the end of the month for a subscription to be accepted and effective as of the beginning of the month immediately following such receipt.

ALL PURCHASE CHECKS must be received TEN BUSINESS days before the end of the month for a subscription to be accepted and effective as of the beginning of the month immediately following such receipt. In order to purchase, all checks must clear prior to month end.

NOTE that subscriptions by individual retirement accounts (IRAs) require the signature of the qualified IRA custodian or trustee of the IRA.

For more information, please call us toll-free at:

1.855.882.3862

Fax Number:

816.860.3140

Overnight address:

Aetna Multi Strategy 1099 Fund

Attn: UMB Fund Services

803 W. Michigan St.

Milwaukee, WI 53233

U.S. Mailing Address:

Aetna Multi Strategy 1099 Fund

Attn: UMB Fund Services

P.O. Box 2175

Milwaukee, WI 53201-1623

Wiring Instructions:

UMB Bank N.A.

928 Grand Boulevard , Kansas City, MO 64106

ABA: 101000695

Account Number: 9872013824

Account Name: Aetna Multi Strategy 1099 Fund

FBO: (Insert Investor Name)

Acknowledgment

A I agree to become a shareholder of the Fund and in connection therewith subscribe for and agree to purchase Shares of the Fund on the terms provided for herein, in the Private Placement Memorandun, in the Agreement and Declaration of the Trust (“Fund Agreement”) and in the Privacy Notice of the Fund in which I am investing and agree to be bound by their terms and conditions. I certify that I have the authority and legal capacity to make this purchase and that I am of legal age in my state of residence.

B I authorize the Fund and its agents to act upon instructions (by phone, in writing or other means) believed to be genuine and in accordance with the procedures described in the Private Placement Memorandum for this account. I agree that neither the Fund nor the transfer agent will be liable for any loss, cost or expense for acting on such instructions.

C I am aware that an investment in the Fund involves substantial risks and have determined that a subscription is a suitable investment for me and that, at this time, I can bear a complete loss of my entire investment therein.

D I understand that under the Fund Agreement, shareholders cannot withdraw from the Fund and Shares cannot be transferred, except as provided in the Fund Agreement. I understand that liquidity is generally only available through periodic tender offers by the Fund, that the Fund is under no legal obligation to conduct any such tender offers. Consequently, I acknowledge that I am aware that I may have to bear the economic risk of investment in the Fund indefinitely.

E I understand that the offering and sale of Shares is intended to be exempt from registration under the Securities Act and any applicable State securities laws.

F I will acquire Shares in the Fund for my own account for investment purposes only, and not with a view to or for the re-sale, distribution or fractionalization thereof, in whole or in part. I agree not to offer, sell, transfer, pledge, hypothecate or otherwise dispose of, directly or indirectly, all or any number of the Shares or any interest therein, except in accordance with the terms and provisions of the Fund Agreement and applicable law (including without limitation, the registration requirements of the Securities Act or an exemption therefrom, and any other applicable securities laws).

G I certify that I am not a Foreign Financial Institution as defined in the U.S.A. Patriot Act.

H

(1) I certify that if I am a Fiduciary executing this investor certification on behalf of an employee benefit plan as defined in Section 3(3) of the United States Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is subject to ERISA (a “Plan”), I represent and warrant that Aetna Capital Management, LLC (the “Investment Manager”), Registered Fund Solutions, LLC (the “Platform Manager”) and their affiliates have not acted as a Fiduciary under ERISA with respect to the purchase, holding or disposition of Shares, and that no advice provided by the Advisor, the Sponsor or any of their affiliates has formed a basis for any investment decision by the Plan or me in connection with such purchase, holding or disposition.

(2) I further represent and warrant that the investment by the Plan in the Fund is prudent for the Plan (taking into account any applicable liquidity and diversification requirements of ERISA), and that the investment in the Fund is permitted under ERISA, the Internal Revenue Code, other applicable law and the governing plan documents of the Plan,

(2) I further represent and warrant that the Plan’s purchase of the Units does not, and will not (to the best of the Plan’s knowledge and assuming compliance by the Fund with its governing agreements), result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code (or in the case of any governmental plan, any Federal, state or local law that is substantially similar).

I In connection with the Fund’s efforts to comply with applicable laws concerning money laundering and related activities, I represent, warrant and agree that to the best of my knowledge based upon reasonable diligence and investigation:

(1) I am not (nor is any person or entity controlled by, controlling or under common control with me, or any of my beneficial owners) any of the following:

(a) A person or entity listed in the Annex to Executive Order 13224 (2001) issued by the President of the United States, which is posted on the website of the U.S. Department of Treasury (http://www.treas.gov).

(b) Named on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control (OFAC), which is posted on the website of the U.S. Department of Treasury (http://www.treas.gov) under “OFAC/SDN List.”

(c) A person or entity resident in, or whose subscription funds are transferred from or through an account in, a foreign country or territory that has been designated as a “Non-Cooperative Jurisdiction” by the Financial Action Task Force.

(d) A person or entity resident in, or in the case of an entity organized or chartered under the laws of, a jurisdiction that has been designated by the Secretary of the U.S. Treasury under Sections 311 or 312 of the U.S.A. Patriot Act, and the regulations promulgated thereunder as warranting special measures due to money laundering concerns. For updates, see the website of the U.S. Department of Treasury (http://www.treas.gov).

(e) A foreign shell bank (See U.S.A. Patriot Act and related regulations for definition).

(f) A senior foreign political figure. This restriction on senior foreign political figures also applies to any immediate family member of such Figure or close associate of such Figure (See U.S.A. Patriot Act and related regulations for definition).

(2) No consideration that I have contributed or will contribute to the Fund:

(a) Shall originate from, nor will they be routed through, a foreign shell bank or a bank organized or chartered under the laws of a Non-Cooperative Jurisdiction.

(b) Has been or shall be derived from, or Related to, any activity that is deemed criminal under U.S. law.

(c) Shall cause the Fund, the Investment Manager or the Platform Manager to be in violation of the U.S. Bank Secrecy Act and all other federal anti-money laundering regulations.

(3) I understand and agree that if at any time it is discovered that any of the representations in this Section E are incorrect, or if otherwise required by applicable law related to money laundering and similar activities, the Investment Manager or the Platform Manager may, in their sole discretion and notwithstanding anything to the contrary in the Fund’s Fund Agreement, as it may be amended or modified from time to time, undertake appropriate actions to ensure compliance with applicable law, including but not limited to freezing, segregating or redeeming my subscription in the Fund.

(4) I further understand that the Fund, the Investment Manager or the Platform Manager may release confidential information about me and, if applicable, any underlying beneficial ownership, to proper authorities if the Fund, the Investment Manager or the Platform Manager, in their sole discretion, determines that it is in the best interests of the Fund in light of applicable law concerning money laundering and similar activities.

(5) I agree to provide to the Fund any additional information that the Fund deems necessary or appropriate to ensure compliance with all applicable laws concerning money laundering and similar activities. I shall promptly notify the Fund if any of the representations in this Section E cease to be true and accurate. I agree to call the Fund if I need more information about Section E or if I am unsure whether any of the categories apply to me.

J   I understand that the Fund and its affiliates are relying on the certification and agreements made herein in determining my qualification and suitability as an investor in the Fund. I understand that an investment in the Fund is not appropriate for, and may not be acquired by, any person who cannot make this certification, and, to the extent permitted by applicable law, agree to indemnify the Fund, the Platform Manager and its affiliates, the Investment Manager and its affiliates, and their respective directors, trustees, managers, members, shareholders, partners, officers, and employees and hold each of them harmless from any liability that they may incur as a result of this certification being untrue in any respect.

K   I acknowledge that I am not subscribing pursuant hereto for the Shares as a result of or subsequent to (i) any advertisement, article, notice or other communications published in any newspaper, magazine, or similar media (including any internet site that is not password protected) or broadcast over television or radio, or (ii) any seminar or meeting whose attendees, including myself, had been invited as a result of, subsequent to or pursuant to any of the foregoing.

L   The representations, warranties, agreements, undertakings and acknowledgments made by me in this Application are made with the intent that they be relied upon by the Fund in determining my suitability as an investor in the Fund, and shall survive my investment. I agree to provide, if requested, any additional information that may reasonably be required to determine eligibility to invest in the Fund or to enable the Fund to determine the Fund’s compliance with applicable regulatory requirements or tax status. In addition, I undertake to notify the Fund immediately of any change with respect to any of the information or representations made herein and to provide the Fund with such further information as the Fund may reasonably require.

M   I acknowledge that this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware with all rights being governed by Delaware law without regard to any applicable rules relating to conflicts of laws.

Aetna Multi Strategy 1099 Fund Subscription Document

The Fund generally accepts investments only from “U.S. Persons” investing through accounts offered by registered investment advisers. Any Applicant that is not a U.S. Person (as defined herein) should contact the Fund for information on eligibility and requirements for admission to the Fund. Please note that the value of your account may be transferred to the appropriate state if no activity occurs in the account within the time period specified by state law.

☐ Initial Investment	☐ Subsequent Investment

1.	Account Registration (check only one type below; may not be a minor)

☐ Individual	☐ Joint*	☐ Individual Retirement Account (IRA)

Owner’s Social Security Number	Date of Birth

Owner’s Name (first, middle, last)

Joint Owner’s Social Security Number	Date of Birth

Joint Owner’s Name (first, middle, last)

*Joint tenants with rights of survivorship, unless otherwise noted.

☐ Trust	☐ C-Corporation	☐ S-Corporation
☐ Partnership	☐ Government	☐ Other Entity:

Trust instrument or other organizational documentation required.

Tax Identification Number	Date of Trust (if applicable)

Entity Name

Trustee (if applicable)

Social Security Number	Date of Birth (if applicable)

Additional Trustee (if applicable)

Social Security Number	Date of Birth (if applicable)

2. Mailing Address and Other Contact Information (Applications will only be accepted if they contain a U.S. street address.)

Street Address (If PO Box, please indicate the residential/street address below.)

City	State	ZIP

Daytime Telephone	Evening Telephone

E-mail Address*	Fax Number

☐ Additional Address or ☐ Residential/Street Address

Send copies of confirmations and statements for this account to:

Name

Street Address

City	State	ZIP

E-mail Address*

* Please note that by providing an e-mail address, you are eligible for delivery of Fund documentation. Your selection applies to any periodic reports and all other account-related documents that the Fund will send to you. Many of the documents will contain confidential information that is specific to your private financial matters. Regardless of the delivery method you select, the Fund will take reasonable precautions to ensure the integrity, confidentiality and security of the documents, but will not be liable for any interception.

Please note that you will first receive a hard copy trade confirmation with your account number which you will need to register your account online for electronic delivery. Once you register, the Fund will deliver a document to you by sending you an e-mail that contains a link to the document. Such selection will remain in effect as long as you maintain an investment with the Fund or until you notify the Fund of a change. The Fund does not impose any additional charge for electronic delivery, but you may incur charges from your Internet service provider and your telephone company or other Internet access provider. In addition, there are risks, such as systems outages, that are associated with electronic delivery.

3. Custodian Information (must be completed for IRA and custodied taxable accounts)

Name

Custodian Tax ID

Street Address

City	State	ZIP

Phone Number

4. Custodian Bank Information (must be completed for IRA and custodied taxable accounts)

Custodian Bank Name	Bank Phone Number

Bank Address	City State ZIP

Name(s) on Bank Account

Bank Account Number	ABA Number (available from your bank)

For Further Credit Name

For Further Credit Account Number

5. Broker/Dealer or Financial Advisor Information*

Broker/Dealer Name

Broker/Dealer Address

City	State	ZIP

Broker/Dealer Phone Number

Rep Name

Rep Phone Number	Rep Number

Rep Address

City	State	ZIP

Rep Email Address

Rep CRD #

☐ Advisory Platform or	☐ Fee Based Platform

* Prospective investors are advised and hereby acknowledge that the Advisor and/or its respective affiliates may pay ongoing consideration to intermediaries in connection with the offering and sale of Units and/or ongoing services provided by such parties in connection therewith.

6. Investment Instructions (Initial Investment minimum is $50,000; subsequent investment minimum is $25,000.)

☐ Purchase by check: make check payable to Aetna Multi Strategy 1099 Fund

☐ Purchase by wire: (wire instructions are on cover page).

$	subscription amount

Sales Charge: ☐ YES      ☐ NO

Amount $	or	%

The Investor acknowledges that a sales charge of up to 2.00% of the Subscription Amount specified above may be charged by the Sales Agent in connection with this investment and that only the net amount, after deduction of the sales charge, will be invested in the Fund.

7. Bank Information (For Direct investments only, all custodied accounts must complete section 4.)

Please attach a voided, unsigned check or deposit slip for this bank account. If information on voided check differs from information on this application, the information from the voided check will be used

Bank Name	Bank Phone Number

Bank Address	City State ZIP

Name(s) on Bank Account

Bank Account Number	ABA Number (available from your bank)

This is a: ☐ Checking Account or ☐ Savings Account

8. Distribution Instructions (Reinvestment required for IRAs.)

All distributions will be reinvested unless the following is checked.

☐ Send all distributions via WIRE to the Custodian listed in Section 4.

☐ Send all distributions via WIRE to the bank listed in Section 7.

9. Accredited Investor Status

I certify that I am an “accredited investor” at the time of my investment in the Fund because I satisfy one or more of the categories of qualified client listed below.

The subscriber is:	(write corresponding letter(s) in box provided)

A. A natural person who individually or together with a spouse has a “net worth” in excess of $1.0 million. As used herein, “net worth” means the excess of total assets at Fair market value, excluding the value of the primary residence of such natural person, over total liabilities;

B. A natural person who had a gross individual gross income in excess of $200,000 (or joint income together with a spouse in excess of $300,000) in each of the two previous years and reasonably expects a gross individual income in excess of $200,000 (or joint income together with a spouse in excess of $300,000) this year;

C. An entity who has total assets in excess of $5,000,000 AND was not formed for the specific purpose of acquiring the securities offered, AND is any of the following:

•	a corporation;
•	a partnership;
•	a Massachusetts or similar business trust; OR
•	an organization described in Section 501(c)(3) of the Internal Revenue Code.

D. An entity who is any of the following:

•	a trust, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000 and whose purchase is directed by a sophisticated person;
•	a bank, or any savings and loan association or other institution acting in its individual or fiduciary capacity;
•	a broker or dealer;
•	an insurance company;
•	an investment company or a business development company under the Investment Company Act of 1940, as amended;
•	a private business development company under the Investment Advisers Act of 1940;
•	a Small Business Investment Company licensed by the U.S. Small Business Administration;
•	a plan established and maintained by a State or any of its political subdivisions or any agency or instrument thereof for the benefit of its employees and has total assets in excess of $5,000,000;

•	an employee benefit plan within the meaning of ERISA, and the investment decision to acquire Units has been made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment adviser;
•	an employee benefit plan within the meaning of ERISA, and has total assets in excess of $5,000,000 or, if a self directed plan, with investment decisions made solely by persons that are “accredited investors.”
•	An IRA plan where grantor is an “accredited investor.” The fund, in its sole discretion may request information regarding the basis on which such grantor is an “accredited investor.”

E. An entity in which all of the beneficial owners are investors described in one or more of categories A through D above.

10. Acknowledgement and Signature (All account owners/trustees must sign.)

By signing below:

☐	I certify that I have received and read the current Private Placement Memorandum, Limited Liability Company Agreement and Privacy Notice of the Fund in which I am investing and agree to be bound by its terms and conditions. I certify that I have the authority and legal capacity to make this purchase and that I am of legal age in my state of residence.

☐	I authorize Aetna Multi Strategy 1099 Fund and its agents to act upon instructions (by phone, in writing or other means) believed to be genuine and in accordance with the procedures described in the Prospectus for this account. I agree that neither Aetna Multi Strategy 1099 Fund nor the transfer agent will be liable for any loss, cost or expense for acting on such instructions.

☐	I certify that I am not a Foreign Financial Institution as defined in the USA Patriot Act.

Under penalty of perjury, I certify that:

1. The Social Security Number or Taxpayer Identification Number shown on this application is correct.

2. I am not subject to backup withholding because: (a) I am exempt from backup withholding; or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends; or (c) the IRS has notified me that I am no longer subject to backup withholding.

3. I am a U.S. person (including a U.S. resident alien).

Note: Cross out item 2 if you have been notified by the IRS that you are currently subject to backup withholding.

If this is an individual retirement account, the custodian or trustee of the account is also required to execute this Agreement below:

Signature of Owner, Trustee or Custodian	Date

Signature of Joint Owner, Trustee or Custodian	Date
(if applicable)

Printed name(s) of Authorized Signer(s) (for verification purposes)